Exhibit 99.1

PROPOSAL 2 - APPROVAL OF AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
Introduction
Overview of Amendments
Our 2010 Stock Incentive Plan, which we refer to as the 2010 Plan, became effective upon our initial public offering in May 2010 and has not been amended since then. 24,374,756 shares of common stock (subject to adjustment in the event of changes in our capitalization or reorganization events) are authorized for issuance under the 2010 Plan pursuant to stock options, awards of restricted stock, restricted stock units, stock appreciation rights and other stock-based awards, which we refer to collectively as Awards. As of May 21, 2015, a total of 6,743,366 shares have been issued as a result of the exercise of stock options and the award of restricted stock granted pursuant to the 2010 Plan and 14,019,090 shares are reserved for issuance pursuant to outstanding stock options granted under the 2010 Plan. As of May 21, 2015, approximately 4,200,000 shares remain available for future grants under the 2010 Plan.
Based on the recommendation of the compensation committee and subject to approval by our stockholders at the Annual Meeting, our board of directors has approved an amendment and restatement of the 2010 Plan, which we refer to as the Amended Plan. The Amended Plan authorizes the issuance of an additional five million shares pursuant to Awards (which amendment we discuss in greater detail below) and makes a number of other amendments to the 2010 Plan. Specifically, the Amended Plan:

•	imposes minimum vesting terms on Awards granted under the Amended Plan, subject to exceptions specified in the Amended Plan;

•	imposes limitations on the Board’s ability to accelerate the vesting of Awards granted under the Amended Plan;

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eliminates the liberal share counting provisions of the 2010 Plan by providing that neither (1) shares of common stock delivered to us to purchase shares of common stock upon exercise of an Award or to satisfy tax withholding obligations nor (2) shares of common stock repurchased by us on the open market using proceeds from the exercise of an Award, will be added back to the number of shares available for grant under the Amended Plan;

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provides that the full number of shares covered by a stock appreciation right multiplied by the percentage of the Award actually exercised will reduce the number of shares available for grant under the Amended Plan;

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provides that the maximum number of shares of our common stock with respect to which Awards may be granted to any participant under the Amended Plan is 3,000,000 per calendar year, which limit is to be construed and applied in accordance with Section 162(m) of the Internal Revenue Code, or the Code;

•	provides that discretionary Awards to non-employee directors may be granted and administered only by a committee of our board of directors made up of independent directors;

•	clarifies that no option or stock appreciation right granted under the Amended Plan shall have a term in excess of 10 years;

•	prohibits repricing of outstanding options and stock appreciation rights without stockholder approval;

•	prohibits the grant of reload options and reload stock appreciation rights;

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provides that, unless otherwise provided in an Award agreement, dividends with respect to shares of restricted stock shall be paid only if and when the restricted stock becomes free from restrictions on transferability and forfeitability;

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provides that, unless otherwise provided in an Award agreement, dividend equivalents with respect to restricted stock units and other stock-based Awards will be paid only if and when the Award becomes free from restrictions on transferability and forfeitability; and

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provides that we may make grants of restricted stock, restricted stock units and other stock-based Awards subject to the achievement of certain performance goals, described in the Description of the Amended Plan below, and provides rules for the administration of such performance Awards under the Amended Plan so that any such Awards are eligible to be exempt from the deduction limitation of Section 162(m) of the Code.

Increase in Authorized Shares under the Amended Plan
In determining the number of additional shares to be authorized for issuance under the Amended Plan, our compensation committee and our board of directors considered, among other things, our hiring plans and expected number of employees, our historic share usage under the 2010 Plan, our current overhang in shares issuable with respect to outstanding awards (as discussed below), the existing terms of such outstanding awards and assumptions regarding stock option exercise activity and forfeiture rates. In making its recommendation to the board of directors, the compensation committee also considered the advice of Towers Watson, the compensation committee’s compensation consultant. In light of the number of shares available for the grant of future Awards before the amendment and the Company’s contractual obligation (as described in greater detail below) to issue an award of restricted stock to Mr. Shulman, the Chairman of our board of directors, following the Annual Meeting, the board of directors believes that increasing the shares authorized for issuance by five million shares is an appropriately modest increase to the number of shares available for grant under the Amended Plan.
If the Amended Plan is approved by our stockholders, it will become immediately effective as of August 14, 2015. The additional five million shares of common stock will provide the Company with approximately 9.2 million shares with which to grant Awards under the Amended Plan following the Annual Meeting. In addition, shares subject to awards outstanding as of August 14, 2015 that expire or are terminated, surrendered, canceled or forfeited may, in accordance with the terms of the Amended Plan, also be available for the future grant of Awards. We expect that if the Amended Plan is approved by our stockholders, the total number of shares available for issuance under the Amended Plan will be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract and retain exceptional talent and key personnel through 2016.
Our board of directors believes that approval of the Amended Plan is in the best interests of the Company and our stockholders. In reaching this conclusion, the board of directors considered the following factors:

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Granting equity awards allows us to conserve our cash. Since our initial public offering, we have relied on stock-based equity incentive compensation to conserve cash, allowing us to offer lower cash compensation than would otherwise be needed to attract, retain and motivate our key personnel. If the amendment is not approved, we would likely be compelled to alter our compensation program to increase cash-based compensation in order to remain competitive, which we do not believe is appropriate for our business. Cash-based awards do not provide the same benefits as equity, such as retention and alignment with stockholder interests. In addition, if we increase the cash-based component of our compensation programs, we believe that the amount of free cash flow we will have available for other purposes, including growing and investing in our business, could be negatively affected.

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Our agreement with the Chairman of our board of directors calls for a significant cash payment if our stockholders do not approve an amendment to increase the number of shares authorized under the 2010 Plan. As part of our strategy to navigate significant business challenges in March 2014, including the initiation of NYSE delisting proceedings and the continuing effects of both the negative publicity in connection with the lawsuit filed against us in January 2012 by the Minnesota Attorney General and our

financial restatement, our board of directors appointed Steven Shulman as Chairman of our board of directors on April 2, 2014, and negotiated a compensation package for Mr. Shulman’s services as our Chairman. Since his appointment, Mr. Shulman has played a pivotal role in assisting us in navigating this challenging business environment, including by leading and successfully concluding the search for our new Chief Executive Officer, Dr. Rizk, assisting us in strengthening our relationships with certain of our key customers and helping to provide strategic direction for our company. The Chairman Services Agreement with Mr. Shulman calls for, among other things, a restricted stock award of 2,250,000 shares of our common stock, subject to approval by our stockholders at the Annual Meeting of an amendment to our 2010 Plan to increase the number of shares authorized for issuance under the 2010 Plan to an amount sufficient to cover the grant of these shares of restricted stock to Mr. Shulman. In the event that our stockholders do not approve the Amended Plan, the Chairman Services Agreement provides that Mr. Shulman is entitled to receive a one-time payment of approximately $5.9 million, which amount is equal to $400,000 for each month then-elapsed between April 2, 2014 and the first business day following the Annual Meeting (pro-rated for partial months), less the portion of any annual fees he received during such time, payable within 30 days of the Annual Meeting or, subject to certain other events, a different amount as described in the summary of Mr. Shulman’s Chairman Services Agreement in “Agreements with Directors - Agreement with Mr. Steven Shulman” beginning on page 41 below.

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Our annual burn rate is appropriate for our stage of development. The number of awards we have granted under the 2010 Plan as a percentage of our annual weighted average diluted shares (commonly referred to as the burn rate), has been on average 7.64% over the three-year period from 2012 through 2014, and net of forfeitures and cancellations, has been 2.96% during the same period. The table below shows equity awards granted for the 2012 - 2014 fiscal years and the calculation of annual equity burn rate and the three-year average equity burn rate. Burn rate percentages are calculated using the weighted average number of shares of our common stock outstanding.

Fiscal year	Options Granted	Restricted Stock Awards Granted	Gross Shares Granted	Gross Burn Rate	Less: Forfeitures and Cancellations	Net Shares Granted	Weighted Average Number of Basic Common Shares Outstanding	Net Burn Rate
2014	4,406,856	2,365,000	6,771,856	7.07%	5,144,003	1,627,853	95,760,443	1.70%
2013	8,345,437	508,303	8,853,740	9.25%	5,663,123	3,190,617	95,687,940	3.33%
2012	6,470,949	50,000	6,520,949	6.61%	2,870,182	3,650,767	98,602,099	3.70%
Three-year Average:				7.64%				2.91%

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Our current overhang results in part from the large number of out-of-the money options granted to employees during the last four years. Overhang provides a measure of the potential dilution. We calculated overhang as the total number of shares subject to outstanding equity awards as of May 21, 2015, plus the total number of shares available to be granted in future (together, the “equity award shares”), divided by the weighted average common shares outstanding plus the equity award shares. As of May 21, 2015, our overhang was 20.9% and, if the number of shares authorized for issuance under the plan is increased by five million, immediately following the Annual Meeting our overhang will be 24.1%. However, as of May 21, 2015, options to purchase 21,122,891 shares of our common stock (which number includes options to purchase 7,103,801 shares of our common stock which were granted as inducement grants outside of the 2010 Plan in accordance with NYSE rules) were outstanding, at a weighted-average exercise price $10.33 per share and with a weighted average remaining life of 6.8 years. Therefore, a significant portion of our overhang represents vested and unvested options that are significantly out-of-the-money, and may not be dilutive to our stockholders. For example, based on a closing trading price of $5.41 per share on May 21, 2015, options to purchase 18,305,489 shares of our common stock were out-of-the-money, which options had a weighted-average exercise price of $11.45 per share.

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Our future success depends, in large part, on our ability to attract, retain, and motivate high-performing employees, officers, directors, consultants and advisors. We believe that equity-based incentive awards are an important component of our compensation philosophy, intended to provide our employees, officers, directors, consultants and advisors with performance-based incentives and/or equity ownership in the Company, to better align the recipient’s interests with those of our stockholders. Our success is dependent in large part on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals to serve our clients, the Company, and, ultimately, our stockholders. As a result of our desire to continue to provide equity incentive awards to our key service providers, both when they begin providing services to us and on an annual basis, we believe that the approximately 4,200,000 shares remaining available to us for grant of equity incentive awards under the 2010 Plan would be insufficient to satisfy our equity compensation needs through 2016.

Our board of directors recommends a vote FOR the approval of the Amended and Restated 2010 Stock Incentive Plan.
A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all of the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Amended Plan by writing to Accretive Health, Inc., Attn: Investor Relations, 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611. A copy of the Amended Plan, which is attached as Appendix A of this proxy statement filed with the SEC, may also be accessed from the SEC’s home page (www.sec.gov).
Description of the Amended Plan
Stock Available for Awards
Authorized Number of Shares. Up to 29,374,756 shares of common stock, subject to adjustment for changes in our capitalization or reorganization events, will be authorized for issuance pursuant to Awards granted under the Amended Plan. This number includes the number of shares of common stock subject to outstanding awards granted under our Amended and Restated Stock Option Plan, which awards may expire, terminate or otherwise be surrendered, cancelled, forfeited or repurchased by us at their original issue price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code).
Share Counting. The Amended Plan provides that all shares of our common stock covered by stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Amended Plan and against the sublimits contained in the Amended Plan; provided, however, that (i) stock appreciation rights that may be settled only in cash shall not be so counted, (ii) if we grant a stock appreciation right in tandem with an option for the same number of shares of common stock and provide that only one such Award may be exercised, which we refer to as a tandem stock appreciation right, only the shares covered by the option and not the shares covered by the tandem stock appreciation right shall be so counted, and the expiration of one in connection with the others’ exercise will not restore shares to the Amended Plan. The Amended Plan also provides that shares of our common stock delivered to the us by a participant to (i) purchase shares of common stock upon exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) may no longer be added back to the number of shares available for the future grant of Awards. The Amended Plan also provides that shares of our common stock that we repurchase on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
Reacquired Shares. If any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such Award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of incentive stock options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the Amended Plan and against certain sublimits contained therein shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise and (3) the shares covered by a tandem stock appreciation right shall not again become available for grant upon the expiration or termination of such tandem stock appreciation right.
Substitute Awards. In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant Awards in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Amended Plan. Substitute Awards shall not count against the overall share limit of the Amended Plan or any sublimits contained in the Amended Plan, except as may be required by reason of Section 422 and related provisions of the Code.
Section 162(m) Per-Participant Limit. The maximum number of shares of common stock with respect to which Awards may be granted to any one participant under the Amended Plan shall be 3,000,000 per calendar year. For purposes of the foregoing limit, the combination of an option in tandem with a stock appreciation right shall be treated as a single Award.
Types of Awards
The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based Awards.
Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of a share of common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). If our board of directors approves a grant effective as of a future date, the exercise price will be no less than 100% (or 110%, as applicable) of the fair market value of a share of common stock on such future date. Only employees may be granted incentive stock options. Options granted pursuant to the Amended Plan may not be granted with a term in excess of 10 years (or, in excess of five years in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) with respect to a nonstatutory stock option, payment in shares of common stock in the form of a “net exercise”, (v) payment by any other lawful consideration as our board of directors may determine, or (vi) any combination of these forms of payment.
Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of our common stock over the value of the common stock on the date of grant of the stock appreciation right, which we refer to as the measurement price. Stock appreciation rights may be settled by the delivery of shares of our common stock or in cash. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The measurement price will be no less than 100% of the fair market value of a share of common stock on the date of grant. If our board of directors approves a grant effective as of a future date, the measurement price will be no less than 100% of the fair market value of a share of common stock on such future date. The maximum term of any stock appreciation right granted pursuant to the Amended Plan will be no more than 10 years from the date of grant.
Restricted Stock and Restricted Stock Unit Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase, or require the forfeiture of such shares if issued at no cost, all or part of such shares from the recipient in the event that the conditions specified in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of restricted stock shall be paid to the recipient (without interest) only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Alternatively, instead of issuing common stock that is subject to repurchase, our board of directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock or cash at such time as the conditions specified in the applicable Award agreement are satisfied. Our board of directors may, in its discretion, provide that settlement of restricted stock units shall be deferred, on a mandatory basis or at the election of the recipient in a manner that complies with Section 409A of the Code. A recipient has no voting rights with respect to any restricted stock units. A grant of restricted stock units may provide the recipient with a right to receive dividend equivalents, which shall be subject to the same restrictions on transfer and forfeitability as the underlying restricted stock units.
Other Stock-Based Awards. Under the Amended Plan, our board of directors has the right to grant other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of Awards as other stock-based Awards. Other stock-based Awards may be available as a form of payment in the settlement of other Awards granted under the Amended Plan or as payment in lieu of compensation to which a recipient is otherwise entitled. Other stock-based Awards may be paid in shares of our common stock or cash, as our board of directors determines. Dividend equivalents with respect to other stock-based Awards will be subject to the same restrictions on transfer and forfeitability as the underlying other stock-based Award.
Performance Awards. The compensation committee or a subcommittee thereof, made up solely of two or more outside directors (as that term is defined under Section 162(m) of the Code), may determine, at the time of grant, that a restricted stock Award, restricted stock unit Award or other stock-based Award granted to a covered employee, as such term is defined under Section 162(m) of the Code, will vest solely upon the achievement of specified performance criteria so that any such Award may qualify as performance-based compensation under Section 162(m) of the Code. The performance criteria for each such Award will be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (or GAAP) or on a non-GAAP basis, as determined by the compensation committee: gross cash generated from customer contracting activities; net cash generated from customer contracting activities; net cash generated from customer contracting activities per share; site operating margin; net income per share; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, and stock-based compensation expense; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return; gross profit; revenue growth; cost savings; working capital; customer satisfaction; service quality; completion of strategic acquisitions/dispositions and/or execution of customer contracts; and receipt of regulatory approvals. Such criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The compensation committee may specify that such performance measures will be adjusted to exclude any one or more of: extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, the fluctuation in foreign currency exchange rates and charges for restructuring and rationalization programs. Such performance measures may vary by participant and may be different for different Awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and must be set by the compensation committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) of the Code. Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the board of directors may determine. With respect to any performance Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the compensation committee may not waive the achievement of the applicable performance measures except in the case of death or disability of the participant or a change in control of our company.

Certain Award Terms
Limitations on Repricing of Options or Stock Appreciation Rights; No Reload Options or Reload Stock Appreciation Rights. Unless approved by our stockholders or otherwise permitted under the terms of the Amended Plan as a result of changes in our capitalization or reorganization events: (1) no outstanding option or stock appreciation right may be amended to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of the option or stock appreciation right, (2) we may not cancel any outstanding option or stock appreciation right and grant in substitution therefor new Awards under the Amended Plan, other than as specifically described under the heading “Substitute Awards” above, covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or stock appreciation right, (3) we may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise price or measurement price per share above the then-current fair market value of a share of our common stock, and (4) we may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the NYSE. No option or stock appreciation right granted under the Amended Plan shall contain any provision entitling the recipient to the automatic grant of additional options or stock appreciation rights in connection with any exercise of the original option or stock appreciation right.
Minimum Vesting; Limitations on Acceleration. No Award granted after August 14, 2015 under the Amended Plan may vest earlier than the first anniversary of its date of grant unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the recipient. This vesting limitation does not apply to (i) Awards granted on or prior to August 14, 2015, (ii) Awards granted to non-employee directors and (iii) in addition to Awards granted to non-employee directors, Awards granted after August 14, 2015 representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Amended Plan. In addition, the Amended Plan prohibits our board of directors from amending any Award granted after August 14, 2015 to make such Award immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except (i) to the extent required under any contractual obligation or other policy of the Company in effect on August 14, 2015, (ii) upon the death or disability of the recipient, (iii) upon the merger, consolidation, reorganization, recapitalization or change in control of the Company or as a result of any circumstance described below under the heading “Adjustments for Changes in Common Stock and Certain Other Events”, or (iv) in any other circumstance with respect to Awards representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Amended Plan.
Eligibility to Receive Awards; Plan Benefits
Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Amended Plan.
As of July 1, 2015, approximately 3,100 persons are eligible to receive Awards under the Amended Plan, including our three executive officers and thirteen non-employee directors. The granting of Awards under the Amended Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On July 1, 2015, the last reported sale price of our common stock on the over-the-counter, or OTC, marketplace was $5.45.
Administration
The Amended Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan. Pursuant to the terms of the Amended Plan and to the extent permitted by applicable law, our board of directors may delegate authority under the Amended Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of options to executive officers and officers, as those terms are defined in the Exchange Act.

To the extent permitted by applicable law, our board of directors also may delegate authority under the Amended Plan to our officers, each of whom has the power to make awards of stock options and certain other types of Awards to all of our employees, except to executive officers and officers, as those terms are defined in the Exchange Act. Our board of directors has authorized our chief executive officer to grant stock options under our Amended Plan. The chief executive officer is not authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who our board of directors or the compensation committee may from time to time designate in writing. Our board of directors has fixed the terms of the Awards to be granted by the chief executive officer, including the formula for establishing the exercise price of such Awards and the maximum number of shares subject to Awards that the chief executive officer may make in any one year. Discretionary Awards to non-employee directors may be granted and administered only by a committee, all of the members of which are “independent directors” as defined in the NYSE Listed Company Manual.
Subject to any applicable limitations contained in the Amended Plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100%, or, in certain circumstances, 110%, of the fair market value of the common stock), the duration of options (which may not exceed 10 years, or, in certain circumstances, 5 years) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock-based Awards and the terms and conditions of such Awards, including conditions for exercise, repurchase, issue price and repurchase price.
Adjustments for Changes in Common Stock and Certain Other Events
In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off and other similar changes in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors is required to make equitable adjustments to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules and sublimit set forth in the Amended Plan, (iii) the number and class of securities and exercise price per share of each outstanding stock option, (iv) the share- and per-share provisions and the measurement price of each outstanding stock appreciation right, (v) the number of shares subject to and the repurchase price per share subject to each Award of restricted stock or restricted stock units and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based Award. The Amended Plan also contains provisions addressing the consequences of a reorganization event. A “reorganization event” is defined under the terms of the Amended Plan to mean (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution. If reorganization event occurs, our board of directors may take any of the following actions with respect to any or all (or any portion of) our outstanding Awards other than Awards of restricted stock and except to the extent specifically provided in an Award agreement or other agreement between us and the participant: (i) provide that Awards shall be assumed or substituted by the acquiring or succeeding corporation or an affiliate thereof, (ii) upon written notice to the participant, provide that Awards shall be terminated immediately prior to the consummation of such reorganization event unless exercised by the participant within a specified period, (iii) provide that Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to the participants with respect to each Award held by a participant in exchange for the termination of such Awards equal to (A) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, (v) provide that in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our board of directors is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.
If a reorganization event occurs that is not a liquidation or dissolution, our repurchase and other rights under outstanding restricted stock Awards will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. However, our board may provide for the termination or deemed satisfaction of such repurchase or other rights under the agreement evidencing the restricted stock Award or any other agreement between the participant and us, either initially or by amendment. Upon a reorganization event involving the liquidation or dissolution of us, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock Award or any other agreement between a participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
Amendment or Termination
Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or stock appreciation rights, performance Awards, the minimum vesting rules and exclusions thereto, the prohibitions on acceleration of vesting and exclusions thereto, or actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding Award, including substituting another Award therefor of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that we must obtain the participant’s consent unless our board of directors determines that such action, taking into account any related action, does not materially and adversely affect the participant’s rights under the plan or the change is otherwise permitted under the terms of the Amended Plan in connection with a change in capitalization or reorganization event.
In addition, our board of directors may amend, suspend or terminate the Amended Plan or any portion thereof at any time, provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable, unless and until such amendment shall have been approved by our stockholders if required by Section 162(m) and (ii) no amendment that requires stockholder approval under the rules of the NYSE will be effective unless and until our stockholders approve such amendment. If the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Amended Plan that (a) subject to certain exceptions, materially increases the number of shares authorized under the Amended Plan, (b) expands the types of Awards that may be granted under the Amended Plan, or (c) materially expands the class of participants eligible to participate in the Amended Plan shall be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without stockholder approval.
Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the Amended Plan at the time the amendment is adopted, provided that the board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be compensation income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.
Stock Appreciation Rights
A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards
A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units
A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit Award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.
Other Stock-Based Awards
The tax consequences associated with any other stock-based Awards granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.
Tax Consequences to Us
There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.